UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

FSP GALLERIA NORTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51940	20-1641289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

FSP Galleria North Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own and operate a sixteen-story Class “A” office tower containing approximately 379,518 rentable square feet of space located on approximately 4.8 acres of land in Dallas, Texas (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The Registrant acquired the Property through a limited partnership, FSP Galleria North Limited Partnership (the “Property Owner”), of which the Registrant is the sole limited partner and of which FSP Galleria North LLC, a wholly-owned subsidiary of the Registrant, is the sole general partner. The sole business of the Property Owner is to own and operate the Property; the sole business of each of FSP Galleria North LLC and the Registrant is to hold the equity interests of the Property Owner.

LEASE WITH EMCARE, INC.

Second Amendment to Office Lease Agreement with EmCare, Inc.

Effective December 31, 2012, the Property Owner and EmCare, Inc. ("EmCare") entered into a Second Amendment to Office Lease Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the Property Owner and EmCare agreed to expand EmCare’s leased premises at the Property to include 14,609 square feet on the twelfth floor (the "12th Floor Expansion Space") commencing on February 1, 2013. With the addition of the 12th Floor Expansion Space, EmCare will lease an aggregate of approximately 97,581 square feet, or approximately 25.71% of the Property's rentable area. Nothing in the Second Amendment changes the additional 12,282 square feet that EmCare will lease on the thirteenth floor (the "13th Floor Expansion Space") at the Property commencing on January 1, 2014. With the addition of the 13th Floor Expansion Space, EmCare will lease an aggregate of approximately 109,863 square feet, or approximately 28.95% of the Property's rentable area.

EmCare’s obligations under its lease, as amended, at the Property continue to be secured by a letter of credit, although pursuant to the Second Amendment, the principal amount was increased from $1,180,000 to $1,325,000. The principal amount of the letter of credit continues to be subject to reduction during the lease term. In addition, EmCare’s obligations under its lease, as amended, at the Property continue to be secured by a guaranty from EmCare’s parent corporation, Emergency Medical Services Corporation.

The Second Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Second Amendment is qualified in its entirety by the complete text of the Second Amendment filed herewith.

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LEASE WITH DEALERTRACK TECHNOLOGIES, INC.

Assignment, Assumption and First Amendment to Office Lease Agreement with DealerTrack Technologies, Inc.

Effective December 31, 2012, the Property Owner, DealerTrack, Inc. ("DealerTrack") and DealerTrack Technologies, Inc. ("DealerTrack Technologies") entered into an Assignment, Assumption and First Amendment to Office Lease Agreement (the "First Amendment"). Pursuant to the First Amendment, DealerTrack assigned its interest in its lease, as amended, at the Property to its parent corporation, DealerTrack Technologies. In addition, pursuant to the First Amendment, the Property Owner, DealerTrack and DealerTrack Technologies agreed to expand DealerTrack Technologies' leased premises at the Property to include 24,907 square feet on the fifth floor and 24,907 square feet on the sixth floor, for a total of 49,814 square feet of additional space (the "Expansion Space") commencing on or about May 1, 2013. With the addition of the Expansion Space, DealerTrack Technologies will lease an aggregate of approximately 108,966 square feet, or approximately 28.7117% of the Property's rentable area. The First Amendment also grants DealerTrack Technologies a right of first refusal to lease additional space on the seventh floor of the Property.

The First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the First Amendment is qualified in its entirety by the complete text of the First Amendment filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP GALLERIA NORTH CORP.

Date: January 7, 2013	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Second Amendment to Office Lease Agreement between FSP Galleria North Limited Partnership and EmCare, Inc. dated effective December 31, 2012.

10.2*	Assignment, Assumption and First Amendment to Office Lease Agreement among FSP Galleria North Limited Partnership, DealerTrack, Inc. and DealerTrack Technologies, Inc. dated effective December 31, 2012

*Filed herewith.

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